UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

____________________________
FORM 8-K

 ____________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 2, 2013

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 VONAGE HOLDINGS CORP.
(Exact Name of Registrant as Specified in Charter)

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Delaware	001-32887	11-3547680
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

23 Main Street, Holmdel, NJ	07733
(Address of Principal Executive Offices)	(Zip Code)
Registrant's telephone number, including area code: (732) 528-2600

(Former Name or Former Address, if Changed Since Last Report)
____________________________
 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b) & (c)    Vonage Holdings Corp. (the “Company”) announced the appointment of Joseph Redling as the Company's President, Consumer Services - U.S. and Canada, effective December 2, 2013 (the “Effective Date”). In connection with this appointment, Mr. Redling resigned as of the Effective Date from the Company’s Board of Directors, on which he has served since June 2011.  The Company announced that this appointment is being made as part of certain organizational changes to enhance the alignment of senior-level resources against the execution of the Company’s growth priorities in the consumer, small and medium business, mobile and international markets.
Mr. Redling, age 55, served as President and Chief Executive Officer of NutriSystem, Inc., a weight loss company, from May 2008 to November 2012. Mr. Redling also served as Chairman of NutriSystem’s board of directors until April 2012 and had served as President and Chief Operating Officer of NutriSystem from September 2007 to May 2008. Prior to joining NutriSystem, Mr. Redling held a number of executive positions at AOL, Inc., a global web services company, including Chief Marketing Officer, President of AOL Access, President of AOL Paid Services and Customer Management and Chief Executive Officer of AOL International from September 2001 to March 2007. Mr. Redling also has held operating and marketing executive positions at other major corporations.
On December 2, 2013, the Company issued a press release announcing Mr. Redling's appointment, a copy of which is attached hereto as Exhibit 99.1.
Mr. Redling and the Company entered into an Employment Agreement, dated December 2, 2013 (the “Agreement”), which provides for Mr. Redling's employment at an annual base salary of $550,000, which is to be reviewed for increase not less than annually. Commencing in calendar year 2014, Mr. Redling will be eligible for an annual cash bonus in accordance with the Company's annual bonus program, with a target bonus of 100% of his base salary. Mr. Redling will also participate in the Company's employee benefit plans on the same basis as available to other senior executives or in certain circumstances on the same basis as available to the Company's Chief Executive Officer. Mr. Redling's employment is for an indefinite term and may be terminated “at will” by either Mr. Redling or the Company. Mr. Redling will be subject to non-solicitation and non-hire restrictions under the Agreement and non-competition restrictions under the Company's Non-Compete Agreement, each of which shall be in effect during the employment period and for twelve (12) months thereafter. Additionally, Mr. Redling must execute the Company's standard Employee Confidentiality and Innovations Agreement.
In the event Mr. Redling's employment is terminated by the Company without “Cause” or he resigns with “Good Reason” (each as defined in the Agreement), he is entitled to severance benefits equal to (i) twelve (12) months base salary plus his target bonus amount for the year in which his employment terminates, payable over the twelve (12) month period following termination of employment, (ii) a pro rata share (based on the portion of the year elapsed) of his bonus for the year in which his employment terminates, payable when, as and if under the Company's bonus program such bonus would otherwise be paid, but in no event later than March 15th of the year following the year to which such bonus relates, (iii) any prior year bonus amounts earned but unpaid as of the termination date, and (iv) other accrued but unpaid compensation and benefits under the Company’s benefits plans. These benefits are subject to forfeiture in the event of Mr. Redling's non-compliance with his contractual confidentiality, non-competition, non-solicitation and non-hire obligations to the Company. If Mr. Redling's employment is terminated due to his death or “disability” (as defined in the Agreement), he (or his estate) is entitled to a pro rata portion of his annual bonus for the year of termination, if and to the extent the Company achieves its performance metrics for such year, and any prior year bonus amounts earned but unpaid as of the termination date.
In connection with entering into the Agreement, Mr. Redling is entitled to receive, on January 2, 2014, a non-qualified stock option grant entitling him to purchase 2 million (2,000,000) shares of the Company's common stock at a price equal to the closing price on that date, issued pursuant to the Company's 2006 Incentive Plan as amended and restated (the “2006 Plan”) and a stock option agreement to be entered into in connection with the Agreement. The stock options will vest in four equal installments on the first through fourth anniversaries of the grant date, subject to Mr. Redling's continued employment on such dates, except that all the options shall fully vest upon Mr. Redling’s termination of employment if his employment is terminated by the Company without Cause, by Mr. Redling for Good Reason, or due to his death or disability, in each case, on or prior to the first anniversary of a “Change of Control” (as defined in the Agreement). In addition, if Mr. Redling's employment is terminated by the Company without Cause or by Mr. Redling for Good Reason (other than on or prior to the first anniversary of a Change of Control), a pro rata portion of the options that would vest on the next scheduled vesting date, if any, shall also vest, with such amount to be determined based on the period from the last vesting date through the end of the calendar quarter in which the termination of employment occurred. If Mr. Redling’s employment is terminated due to his death or disability, (other than on or prior to the first anniversary of a Change of Control), one half of the then-unvested options shall vest.
If any payments, benefits or distributions to or for the benefit of Mr. Redling would subject him to an excise tax under the “golden parachute” rules of Sections 280G and 4999 of the Internal Revenue Code, such payments will be reduced to an amount (after reduction) $1.00 less than that which would not subject Mr. Redling to the excise tax, except that payments will only be reduced if the after-tax value of amounts received by Mr. Redling after application of the reduction would exceed the after-tax value of the amounts received without application of such reduction.

Item 9.01. Financial Statements and Exhibits
(d) Exhibits

99.1	Press Release of Vonage Holdings Corp. dated December 2, 2013.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VONAGE HOLDINGS CORP.

Date: December 2, 2013	By:	/s/ Kurt M. Rogers
Kurt M. Rogers Chief Legal Officer

Item 9.01. Financial Statements and Exhibits
(d) Exhibits

99.1	Press Release of Vonage Holdings Corp. dated December 2, 2013.

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